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                                                                    EXHIBIT 16.3





February 23, 1998



Mr. Joe T. Rye
Universal Seismic Associates, Inc.
16420 Park Ten Place, Suite 300
Houston, Texas 77084-5051

Dear Mr. Rye:

This is to confirm that the client-auditor relationship between Universal Seismic Associates, Inc. (Commission File Number 0-19971) and Coopers & Lybrand L.L.P. has ceased.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.



cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C.  20549